Exhibit 99.1

Everbridge Reports Strong Third Quarter 2022 Financial Results

Third Quarter Results Reflect Continuing Progress on Strategic Realignment and Commitment to Sustained, Profitable Growth

Everbridge Plans to Further Detail Financial Model and Long-Term Strategy During Upcoming Investor Day Scheduled for December 13

BURLINGTON, Mass – November 8, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the third quarter ended September 30, 2022. Revenue was $111.4 million , up 15% year-over-year.

“Our third quarter results demonstrate continued progress in our ongoing evolution to a mature, profitable growth business,” said David Wagner, Everbridge’s President and CEO. “As we focus on our strategic realignment and product integrations, we again delivered solid results with our land-and-expand, go-to-market strategy. 2022 has been a transition year, enabling us to focus on driving profitable growth as we enter the next phase of the company’s life cycle headed into 2023. During the fourth quarter, we are optimizing our cost structure and intend to restructure and reduce Everbridge’s workforce by approximately 200 employees, creating a clear line of sight to adjusted EBITDA of $85 million and a baseline revenue growth rate of 6% to 7% in 2023.”

Patrick Brickley, Everbridge’s CFO, added, “The work we began this year to strategically realign both our product and sales organizations has created a solid foundation for profitability heading into 2023 and beyond. In the meantime, we are continuing to drive consistent performance across the board, as evidenced by a more than $10 million improvement in adjusted EBITDA. Q3 also marked a record for contracts sized over $100,000 in value, supporting Everbridge’s critical and growing role with the Global 2000 community as well as our 6,000 enterprise customers today. We look forward to sharing our progress and strategic plan in more detail at our upcoming Investor Day next month.”

Recent Business Highlights

•
Ended the third quarter with 6,417 global enterprise customers, up from 6,010 at the end of the third quarter of 2021.
•
Delivered more than ten million Hurricane Ian-related critical messages in a two-week period, supporting a majority of Florida’s 22 million residents. As the hurricane approached Florida at the end of September, Everbridge conducted an emergency implementation of its Resident Connection offering to help government officials best reach the most comprehensive database of resident contacts.
•
Announced Takeda Pharmaceutical Company as the first enterprise to achieve Diamond Tier status as a Best in Resilience™ certified organization. Takeda’s Best in Resilience assessment revealed significant strengths in how quickly and effectively the company can identify risks to employees, which was made possible by integrating CEM with their badging and travel risk management systems.
•
Launched Everbridge Travel Protector™, representing the completion of its integration of The Anvil Group acquisition. Travel Protector provides the market’s only end-to-end, full-lifecycle solution for organizations to fulfill their Duty of Care for traveling employees, remote workers, field service workers and those who have returned to the office.
•
Broadened the deployment of its platform across the state of New Jersey to include the addition of Resident Connection and Integrated Public Alert & Warning System IPAWS solutions for the New Jersey State Police to maximize the reach of their critical citizen alerts.
•
Unveiled the full integration of the company’s expansive Risk Intelligence monitoring capabilities into its industry-leading physical security management system, Control Center, enabling organizations to ingest “outside” risk intelligence and correlate that real-time information with data from “inside” their buildings.
•
Partnered with Omnilert to integrate active shooter detection technology with its CEM platform to help enterprises and government institutions reduce threats.
•
Appointed veteran B2B and SaaS marketing executive David Alexander as Chief Marketing Officer; appointed cyber security, DevOps, and IT executive Sheila Carpenter as Chief Information Officer; and promoted B2B sales leader Paul Robinson to the role of Senior Vice President of North America Sales.

Third Quarter 2022 Financial Highlights

•
Total revenue was $111.4 million, an increase of 15% compared to $96.7 million for the third quarter of 2021.
•
GAAP operating loss was $(19.2) million, compared to a GAAP operating loss of $(19.1) million for the third quarter of 2021.

•
Non-GAAP operating profit was $9.8 million, compared to non-GAAP operating profit of $2.2 million for the third quarter of 2021.
•
GAAP net loss was $(22.1) million, compared to $(28.7) million for the third quarter of 2021. GAAP net loss per share was $(0.56), based on 39.7 million basic and diluted weighted average common shares outstanding, compared to $(0.75) for the third quarter of 2021, based on 38.4 million basic and diluted weighted average common shares outstanding.
•
Non-GAAP net income was $12.3 million, compared to non-GAAP net income of $2.1 million in the third quarter of 2021. Non-GAAP diluted net income per share was $0.27, based on 46.1 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net income per share of $0.05 for the third quarter of 2021, based on 45.5 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $15.2 million, compared to $4.9 million in the third quarter of 2021.
•
Cash flow from operations was an inflow of $18.0 million, compared to an outflow of $(2.7) million for the third quarter of 2021.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, Adjusted Free Cash Flow was an inflow of $15.4 million for the third quarter of 2022.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the fourth quarter and full year 2022 as indicated below.

							Full Year 2022 Guidance
	Fourth Quarter 2022			Full Year 2022			Issued August 9, 2022
Revenue	$116.0	to	$116.4	$430.8	to	$431.2	$428.2	to	$432.8
Revenue growth	13%		13%	17%		17%	16%		17%
GAAP net loss	$(27.5)		$(27.1)	$(104.8)		$(104.4)	$(112.5)		$(110.5)
GAAP net loss per share	$(0.69)		$(0.68)	$(2.65)		$(2.64)	$(2.80)		$(2.75)
Non-GAAP net income	$14.0		$14.4	$27.2		$27.6	$15.7		$17.7
Non-GAAP net income per share	$0.30		$0.31	$0.59		$0.60	$0.33		$0.38
Adjusted EBITDA	$18.1		$18.5	$40.7		$41.1	$37.0		$39.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge's Third Quarter 2022 Financial Results Conference Call
When:	Tuesday, November 8, 2022
Time:	8:30 a.m. ET
Live Call:	(833) 685-0904, Domestic
(412) 317-5740, International
Replay:	(877) 344-7529, Passcode 2520854, Domestic
(412) 317-0088, Passcode 2520854, International
Webcast :	https://edge.media-server.com/mmc/p/9ffgebc6 (live and replay)

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,400 customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, and adjusted free cash flow.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation and costs related to the 2022 Strategic Realignment. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation, costs related to the 2022 Strategic Realignment, accretion of interest on convertible senior notes, loss on extinguishment of convertible notes, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for loss on extinguishment of convertible notes, capped call modification and change in fair value, change in fair value of contingent consideration, stock-based compensation expense and costs related to the 2022 Strategic Realignment. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the fourth quarter of 2022 and the full fiscal year 2022. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; the success of the 2022 Strategic Realignment; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed with the SEC on August 9, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$486,906	$488,035
Restricted cash	1,985	3,880
Accounts receivable, net	93,330	120,995
Prepaid expenses	14,064	13,740
Deferred costs and other current assets	28,023	28,469
Total current assets	624,308	655,119
Property and equipment, net	9,387	12,185
Capitalized software development costs, net	27,623	22,720
Goodwill	492,366	531,163
Intangible assets, net	178,510	219,319
Restricted cash	782	843
Prepaid expenses	1,575	1,916
Deferred costs and other assets	31,791	35,750
Total assets	$1,366,342	$1,479,015
Current liabilities:
Accounts payable	$12,397	$16,002
Accrued payroll and employee related liabilities	28,392	36,725
Accrued expenses	11,946	13,884
Deferred revenue	220,488	223,579
Convertible senior notes	8	8
Other current liabilities	10,342	14,132
Total current liabilities	283,573	304,330
Long-term liabilities:
Deferred revenue, noncurrent	12,550	14,261
Convertible senior notes	812,023	665,695
Deferred tax liabilities	4,060	16,082
Other long-term liabilities	8,946	15,958
Total liabilities	1,121,152	1,016,326
Stockholders' equity:
Common stock	40	39
Additional paid-in capital	714,761	853,664
Accumulated deficit	(418,285)	(388,112)
Accumulated other comprehensive loss	(51,326)	(2,902)
Total stockholders' equity	245,190	462,689
Total liabilities and stockholders' equity	$1,366,342	$1,479,015

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$111,401	$96,746	$314,762	$265,605
Cost of revenue	35,447	30,310	100,543	83,255
Gross profit	75,954	66,436	214,219	182,350
	68.18%	68.67%	68.06%	68.65%
Operating expenses:
Sales and marketing	46,580	42,426	133,755	118,436
Research and development	25,177	23,197	75,355	61,527
General and administrative	23,357	19,904	72,786	67,130
Restructuring	37	—	6,779	—
Total operating expenses	95,151	85,527	288,675	247,093
Operating loss	(19,197)	(19,091)	(74,456)	(64,743)
Other expense, net:
Interest and investment income	2,054	83	2,795	316
Interest expense	(1,312)	(9,792)	(3,919)	(26,007)
Loss on extinguishment of convertible notes, capped call modification and change in fair value	(4,770)	—	(4,770)	(2,925)
Other income (expense), net	1,170	(623)	1,261	(1,274)
Total other expense, net	(2,858)	(10,332)	(4,633)	(29,890)
Loss before income taxes	(22,055)	(29,423)	(79,089)	(94,633)
Benefit from (provision for) income taxes	(25)	745	1,754	10,345
Net loss	$(22,080)	$(28,678)	$(77,335)	$(84,288)
Net loss per share attributable to common stockholders:
Basic	$(0.56)	$(0.75)	$(1.95)	$(2.24)
Diluted	$(0.56)	$(0.75)	$(1.95)	$(2.24)
Weighted-average common shares outstanding:
Basic	39,746,242	38,407,313	39,583,684	37,610,147
Diluted	39,746,242	38,407,313	39,583,684	37,610,147
Other comprehensive loss:
Foreign currency translation adjustment	(19,879)	(3,095)	(48,424)	(4,461)
Total comprehensive loss	$(41,959)	$(31,773)	$(125,759)	$(88,749)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cost of revenue	$1,938	$1,260	$4,197	$3,078
Sales and marketing	6,130	5,747	13,736	15,068
Research and development	4,543	3,106	10,497	7,696
General and administrative	4,796	7,328	11,272	19,789
Total stock-based compensation	$17,407	$17,441	$39,702	$45,631

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(22,080)	$(28,678)	$(77,335)	$(84,288)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,562	14,226	45,253	38,080
Amortization of deferred costs	4,625	3,214	13,365	10,398
Loss on disposal of assets	6	1	940	—
Deferred income taxes	436	(1,454)	(7,132)	(11,232)
Accretion of interest on convertible senior notes	1,168	9,649	3,492	25,470
Loss on extinguishment of convertible notes, capped call modification and change in fair value	4,770	—	4,770	2,925
Provision for credit losses and sales reserve	(990)	774	(712)	2,679
Stock-based compensation	17,407	17,441	39,702	45,631
Change in fair value of contingent consideration obligation	—	(7,103)	(57)	(7,046)
Payment of contingent consideration in excess of acquisition date fair value	—	(2,653)	—	(2,653)
Other non-cash adjustments	—	101	—	13
Changes in operating assets and liabilities:
Accounts receivable	5,729	(3,292)	28,760	16,020
Prepaid expenses	2,085	1,015	17	93
Deferred costs	(5,627)	(3,280)	(16,157)	(11,387)
Other assets	1,368	(5,675)	7,591	(6,525)
Accounts payable	1,015	(3,475)	(3,172)	(3,535)
Accrued payroll and employee related liabilities	1,052	1,508	(6,919)	(3,812)
Accrued expenses	(2,474)	1,865	(637)	2,836
Deferred revenue	(152)	3,924	(4,678)	3,744
Other liabilities	(4,865)	(798)	(11,278)	(5,430)
Net cash provided by (used in) operating activities	18,035	(2,690)	15,813	11,981
Cash flows from investing activities:
Capital expenditures	(225)	(2,042)	(2,951)	(4,170)
Proceeds from landlord reimbursement	1,219	—	1,219	—
Payments for acquisition of business, net of acquired cash	(1,202)	(2,013)	(1,249)	(199,679)
Additions to capitalized software development costs	(4,173)	(2,797)	(11,609)	(8,879)
Net cash used in investing activities	(4,381)	(6,852)	(14,590)	(212,728)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	—	375,000
Payments of debt issuance costs	—	(249)	—	(10,640)
Purchase of convertible notes capped call hedge	—	—	—	(35,100)
Repurchase of convertible notes	—	—	—	(58,641)
Proceeds from termination of convertible notes capped call hedge	—	—	—	10,650
Payments of contingent consideration	—	(2,540)	—	(2,540)
Shares withheld to settle employee tax withholding liability	(1,913)	(3,556)	(4,208)	(6,399)
Proceeds from employee stock purchase plan	1,463	2,136	3,165	4,587
Proceeds from stock option exercises	17	784	99	2,947
Other	(17)	—	(55)	—
Net cash provided by (used in) financing activities	(450)	(3,425)	(999)	279,864
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,010)	(369)	(3,309)	219
Net increase (decrease) in cash, cash equivalents and restricted cash	12,194	(13,336)	(3,085)	79,336

Cash, cash equivalents and restricted cash—beginning of period	477,479	568,302	492,758	475,630
Cash, cash equivalents and restricted cash—end of period	$489,673	$554,966	$489,673	$554,966

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cost of revenue	$35,447	$30,310	$100,543	$83,255
Amortization of acquired intangibles	(2,790)	(3,191)	(9,055)	(8,773)
Stock-based compensation	(1,938)	(1,260)	(4,197)	(3,078)
2022 Strategic Realignment	(259)	—	(694)	—
Non-GAAP cost of revenue	$30,460	$25,859	$86,597	$71,404

Gross profit	$75,954	$66,436	$214,219	$182,350
Amortization of acquired intangibles	2,790	3,191	9,055	8,773
Stock-based compensation	1,938	1,260	4,197	3,078
2022 Strategic Realignment	259	—	694	—
Non-GAAP gross profit	$80,941	$70,887	$228,165	$194,201
Non-GAAP gross margin	72.7%	73.3%	72.5%	73.1%

Sales and marketing	$46,580	$42,426	$133,755	$118,436
Stock-based compensation	(6,130)	(5,747)	(13,736)	(15,068)
2022 Strategic Realignment	(426)	—	(634)	—
Non-GAAP sales and marketing	$40,024	$36,679	$119,385	$103,368

Research and development	$25,177	$23,197	$75,355	$61,527
Stock-based compensation	(4,543)	(3,106)	(10,497)	(7,696)
2022 Strategic Realignment	(396)	—	(609)	—
Non-GAAP research and development	$20,238	$20,091	$64,249	$53,831

General and administrative	$23,357	$19,904	$72,786	$67,130
Amortization of acquired intangibles	(7,538)	(7,798)	(24,073)	(20,051)
Change in fair value of contingent consideration	—	7,103	57	7,046
Stock-based compensation	(4,796)	(7,328)	(11,272)	(19,789)
2022 Strategic Realignment	(106)	—	(2,102)	—
Non-GAAP general and administrative	$10,917	$11,881	$35,396	$34,336

Restructuring (2022 Strategic Realignment)	$37	$—	$6,779	$—

Total operating expenses	$95,151	$85,527	$288,675	$247,093
Amortization of acquired intangibles	(7,538)	(7,798)	(24,073)	(20,051)
Change in fair value of contingent consideration	—	7,103	57	7,046
Stock-based compensation	(15,469)	(16,181)	(35,505)	(42,553)
2022 Strategic Realignment	(965)	—	(10,124)	—
Non-GAAP operating expenses	$71,179	$68,651	$219,030	$191,535

Operating loss	$(19,197)	$(19,091)	$(74,456)	$(64,743)
Amortization of acquired intangibles	10,328	10,989	33,128	28,824
Change in fair value of contingent consideration	—	(7,103)	(57)	(7,046)
Stock-based compensation	17,407	17,441	39,702	45,631
2022 Strategic Realignment	1,224	—	10,818	—
Non-GAAP operating income	$9,762	$2,236	$9,135	$2,666

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss	$(22,080)	$(28,678)	$(77,335)	$(84,288)
Amortization of acquired intangibles	10,328	10,989	33,128	28,824
Change in fair value of contingent consideration	—	(7,103)	(57)	(7,046)
Stock-based compensation	17,407	17,441	39,702	45,631
2022 Strategic Realignment	1,227	—	10,821	—
Accretion of interest on convertible senior notes	1,168	9,649	3,492	25,470
Loss on extinguishment of convertible notes, capped call modification and change in fair value	4,770	—	4,770	2,925
Income tax adjustments	(510)	(185)	(1,321)	70
Non-GAAP net income	$12,310	$2,113	$13,200	$11,586

Non-GAAP net income per share:
Basic	$0.31	$0.06	$0.33	$0.31
Diluted	$0.27	$0.05	$0.29	$0.26
Weighted-average common shares outstanding:
Basic	39,746,242	38,407,313	39,583,684	37,610,147
Diluted	46,061,330	45,548,246	45,957,546	44,726,800

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss	$(22,080)	$(28,678)	$(77,335)	$(84,288)
Interest and investment expense, net	(742)	9,709	1,124	25,691
(Benefit from) provision for income taxes	25	(745)	(1,754)	(10,345)
Depreciation and amortization	14,562	14,226	45,253	38,080
EBITDA	(8,235)	(5,488)	(32,712)	(30,862)
Loss on extinguishment of convertible notes, capped call modification and change in fair value	4,770	—	4,770	2,925
Change in fair value of contingent consideration	—	(7,103)	(57)	(7,046)
Stock-based compensation	17,407	17,441	39,702	45,631
2022 Strategic Realignment	1,227	—	10,821	—
Adjusted EBITDA	$15,169	$4,850	$22,524	$10,648

Net cash provided by (used in) operating activities	$18,035	$(2,690)	$15,813	$11,981
Capital expenditures	(225)	(2,042)	(2,951)	(4,170)
Capitalized software development costs	(4,173)	(2,797)	(11,609)	(8,879)
Free cash flow	13,637	(7,529)	1,253	(1,068)
Cash payments for 2022 Strategic Realignment	1,760	—	8,079	—
Adjusted free cash flow	$15,397	$(7,529)	$9,332	$(1,068)

Remaining Performance Obligations as of September 30, 2022

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$454	$284
Professional services contracts	17	14

Financial Outlook

(in millions, except share and per share data)

					Year Ended
	Three Months Ended		Year Ended		December 31, 2022
	December 31, 2022		December 31, 2022		Issued August 9, 2022
	Low End	High End	Low End	High End	Low End	High End
Net loss	$(27.5)	$(27.1)	$(104.8)	$(104.4)	(112.5)	(110.5)
Amortization of acquired intangibles	11.9	11.9	45.0	45.0	47.0	47.0
Change in fair value of contingent consideration	—	—	(0.1)	(0.1)	(0.1)	(0.1)
Accretion of interest on convertible senior notes	1.2	1.2	4.7	4.7	4.8	4.8
Loss on extinguishment of convertible notes, capped call modification and change in fair value	—	—	4.8	4.8	—	—
2022 Strategic Realignment	9.6	9.6	20.4	20.4	16.5	16.5
Stock-based compensation	19.3	19.3	59.0	59.0	62.0	62.0
Income tax adjustments	(0.5)	(0.5)	(1.8)	(1.8)	(2.0)	(2.0)
Non-GAAP net income	$14.0	$14.4	$27.2	$27.6	$15.7	$17.7

Weighted average common shares outstanding:
Basic	39,900,000	39,900,000	39,500,000	39,500,000	40,200,000	40,200,000
Diluted	46,500,000	46,500,000	46,300,000	46,300,000	47,000,000	47,000,000

Net loss per share	$(0.69)	$(0.68)	$(2.65)	$(2.64)	$(2.80)	$(2.75)
Non-GAAP net income per share	$0.30	$0.31	$0.59	$0.60	$0.33	$0.38

Net loss	$(27.5)	$(27.1)	$(104.8)	$(104.4)	$(112.5)	$(110.5)
Interest expense, net	0.6	0.6	1.7	1.7	4.8	4.8
Income taxes, net	(0.6)	(0.6)	(2.3)	(2.3)	(2.0)	(2.0)
Depreciation and amortization	16.7	16.7	62.0	62.0	68.3	68.3
EBITDA	(10.8)	(10.4)	(43.4)	(43.0)	(41.4)	(39.4)
Change in fair value of contingent consideration	—	—	(0.1)	(0.1)	(0.1)	(0.1)
Loss on extinguishment of convertible notes, capped call modification and change in fair value	—	—	4.8	4.8	—	—
2022 Strategic Realignment	9.6	9.6	20.4	20.4	16.5	16.5
Stock-based compensation	19.3	19.3	59.0	59.0	62.0	62.0
Adjusted EBITDA	$18.1	$18.5	$40.7	$41.1	$37.0	$39.0

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.